COTY AGREES TO ACQUIRE GHD (“GOOD HAIR DAY”) THE WORLD’S PREMIUM HAIR STRAIGHTENERS & APPLIANCES COMPANY

Transaction Further Strengthens Coty’s Worldwide Leading Position in Professional Hair

New York - October 17, 2016 - Coty Inc. (NYSE: COTY) announced today that it has reached a definitive agreement to acquire ghd (www.ghdhair.com), a premium brand in high-end hair styling appliances from Lion Capital LLP for approximately ₤420 million (ca..USD$510 million) in cash. The transaction will be funded with a combination of cash on hand and available debt facilities. Upon closing, the acquisition is expected to be immediately accretive to Coty’s earnings.

The addition of ghd’s market-leading and high-performance lines of hair straighteners, hairdryers, curlers and other hairstyling appliances is expected to further strengthen Coty’s worldwide leading position in the professional hair category. ghd products represent the top of the range in its category, attracting strong loyalty with both professionals and consumers. ghd’s products are known for unsurpassed quality, beautiful design and excellent performance, and will enable Coty to offer salon partners and their clients an enhanced and more premium range of hair solutions. Coty also aims to accelerate ghd’s strong track record of growth through its channel and category capabilities combined with ghd’s strong innovation pipeline, superior technology and robust technical expertise.

ghd, which stands for “Good Hair Day,” generated ₤178 million in revenues in fiscal year 2016. ghd is headquartered in London and has commercial operations in the United Kingdom, Australia, the United States, Germany, France, Spain, Italy and several other markets. The company has been expanding from its core salon channel into premium retail and e-commerce. ghd will become part of the Coty Professional Beauty division, where it will be managed as a standalone business led by its current CEO Anthony Davey and management team. Anthony Davey will report to Sylvie Moreau, President of Coty Professional Beauty.

Commenting on the news, Camillo Pane, Coty Chief Executive Officer, said: “We are pleased to bring ghd’s highly skilled management team and its employees into Coty as we continue to strengthen our core business through the addition of innovative market-leading brands and products. ghd has beautifully designed and superior performing products, and is the preferred choice for discerning professionals and consumers alike. Not only do we expect ghd to strengthen our professional hair portfolio and enable Coty to provide even better hair solutions, but we also believe there is strong growth potential for ghd across several markets.”

Lyndon Lea, Partner of Lion Capital, said: “Over the three years of our ownership, ghd grew worldwide sales by 30% through a strong pipeline of innovative new products, which deepened the brand’s leadership in its core markets and supported its successful entry into new hairstyling categories.  Anthony Davey and his management team have also done an excellent job of expanding the brand internationally whilst meaningfully strengthening ghd’s multichannel distribution capabilities.  We are pleased to be selling ghd to Coty, a global leader in the beauty category, where it can take its rightful place among Coty’s unique family of beauty brands.”

The transaction is subject to regulatory clearances and other customary closing conditions, and is expected to close by the end of calendar year 2016.
Lion Capital and ghd were advised by Rothschild & Co. and Proskauer Rose LLP.
Skadden Arps Slate Meagher & Flom LLP acted as legal counsel for Coty Inc.

About Coty Inc.
Coty is one of the world’s largest beauty companies with approximately $9 billion in revenue, with a purpose to celebrate and liberate the diversity of consumers’ beauty. Its strong entrepreneurial heritage has created an iconic portfolio of leading beauty brands.  Coty is the global leader in fragrance, a strong number two in professional salon hair color & styling, and number three in color cosmetics.  Coty operates three divisions - Coty Consumer Beauty, which is focused on color cosmetics, retail hair coloring and styling products, body care and mass fragrances sold primarily in the mass retail channels with brands such as COVERGIRL, Max Factor and Rimmel; Coty Luxury, which is focused on prestige fragrances and skincare with brands such as Calvin Klein, Marc Jacobs, Hugo Boss, Gucci and philosophy; and Coty Professional Beauty, which is focused on servicing salon owners and professionals in both hair and nail, with brands such as Wella Professionals, Sebastian Professional and OPI.  Coty has approximately 20,000 colleagues globally and its products are sold in over 130 countries. Coty and its brands are committed to a range of social causes as well as seeking to minimize its impact on the environment.

For additional information about Coty Inc., please visit www.coty.com.

About ghd
Good Hair Day, better known as ghd, is a global premium, electrical styling brand that is in the business of transforming the lives of women everywhere so that they can look and feel beautiful every day. Game-changing innovation, cutting-edge technology, superior performance and award-winning design are all hallmarks of the brand.  Founded in 2001 by three British hairdressers, ghd straighteners were originally developed exclusively for professional stylists and quickly developed a cult following among professionals, consumers and celebrities alike.  Today, ghd is a multi-category, multi-channel brand with a range of stylers, hairdryers and curling tongs, and is the number one stylist-recommended and number one consumer-preferred brand in all of its key markets. Based in the UK, the company has international operations in Europe, Australia, South Africa, and the USA. For more information, please visit www.ghdhair.com.

About Lion Capital
Lion Capital is a consumer-focused investor passionate about driving growth through strong brands.  With offices in Los Angeles and London, the firm’s principals have led the investment of €6 billion in more than 30 businesses and more than 100 consumer brands across North America and Europe. Lion’s focus on market-leading consumer-facing companies has led to investments in such well-known brands as Kettle Foods, a leading producer of all-natural snacking products; John Varvatos, the award-winning men’s lifestyle brand; Perricone MD, a premium anti-aging skincare brand; Jimmy Choo, the luxury shoe and accessories retailer; and All Saints, a leading contemporary fashion brand with a global store network. Lion Capital works in partnership with the management of its companies to strategically transform the businesses in which it invests. For more information, please visit www.lioncapital.com.

Forward-Looking Statements
Certain statements in this communication are forward-looking statements. These forward-looking statements reflect Coty’s current views with respect to the completion of the purchase of ghd. These forward-looking statements are generally identified by words or phrases, such as “aim”, “anticipate,” “expect,” “should,” “would,” “could,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” “opportunity,” “potential,” and similar words or phrases. Actual results may differ materially from the results predicted due to risks and uncertainties including inaccuracies in our assumptions in evaluating the transaction, difficulties in integrating ghd into Coty and other difficulties in achieving the expected benefits of the transaction. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of Coty, which could cause actual results to differ materially from such statements.

Risks and uncertainties relating to the proposed transaction include, but are not limited to: uncertainties as to the timing of the transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; economic conditions with respect to the markets in which ghd operates; competitive responses to the transaction; litigation or investigations involving governmental authorities relating to the transaction; uncertainty of the expected financial performance of Coty following completion of the proposed transaction; the ability of Coty to achieve market expansion contemplated by the proposed transaction within the expected time frame; the ability of Coty to promptly and effectively integrate and manage the ghd business as part of the Coty Professional Beauty division; the effects of the business combination of Coty and ghd, including Coty’s future financial condition, operating results, strategy and plans; and disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. More information about potential risks and uncertainties that could affect Coty’s business and financial results is included under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, and other periodic reports Coty has filed and may file with the Securities and Exchange Commission from time to time. Any forward-looking statements made in this communication are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, Coty undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Coty Contacts:
Investor Relations
Kevin Monaco, +1 212 389 6815

Or

Media
Jennifer Friedman, +1 212 389 7175

Lion Capital Contacts:
Rory King, Montfort Communications
T: +44 (0)203 770 7906
M: +44 (0)7917 086 227
E: king@montfort.london